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Exhibit 10.5

21 October, 2002

Neoteric Cosmetics, Inc.
4880 Havana Street
Denver, CO 80239
Attention: Mark E. Goldstein, President

Ladies and Gentlemen:

        This letter agreement concerns the Sales Distribution Rights Agreement (the "Agreement") dated as of December 1, 2000 between you and us. We and you wish to waive mutually the provision in clause 8 dealing with the minimum net sales in calendar year 2002. Accordingly, we and you agree that the following phrase in clause 8(1)(v) of the Agreement is hereby deleted and that there is no replacement minimum sales level for the calendar year 2002: "calendar year two (2002) to be 12 million USD." In all other respects, the Agreement remains in full force and effect.

Very truly yours,
MONTAGNE JEUNESSE, a trading division of Medical Express (UK) Ltd.
By:	/s/ Brian Stevendale
Name:	Brian Stevendale
Title:	Director of Sales & Marketing
Date:	21 October 2002

AGREED:

NEOTERIC COSMETICS INC.

By:	/s/ Mark E. Goldstein
Name:	Mark E. Goldstein
Title:	President
Date:	October 21, 2002

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  Exhibit 10.5